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                      [Letterhead of Dorsey & Whitney LLP]

                                                                     EXHIBIT 5.1


Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

Conseco Finance Securitizations Corp.
300 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639


         Re: Registration Statement on Form S-3
             File No. 333-92315 and 333-92315-01

Ladies and Gentlemen:

         We have acted as counsel to Conseco Finance Corp., a Delaware corporation (the "Company") and Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-92315 and 333-92315-01) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of $5,000,000,000 of Manufactured Housing Contract Pass-Through Certificates (the "Certificates") to be issued from time to time in series under separate Pooling and Servicing Agreements, and the preparation of a Prospectus Supplement dated December 13, 2001 and the related Prospectus dated December 5, 2001 (together, the "Prospectus") relating to the offer and sale by the Company of $454,812,000 (approximate) aggregate principal amount of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 2001-4 (the "Certificates"), to be issued under a Pooling and Servicing Agreement, dated as of December 1, 2001 (the "Pooling and Servicing Agreement") among the Company, the Seller and U.S. Bank National Association, as Trustee (the "Trustee"). Capitalized terms used herein and not defined have the meanings assigned thereto in the Pooling and Servicing Agreement.
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                      [Letterhead of Dorsey & Whitney LLP]

Conseco Finance Corp.
Conseco Finance Securitizations Corp.
December 18, 2001
Page 2


         We have examined the Registration Statement, the Prospectus, the Pooling and Servicing Agreement, and such other related documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

         1. The Pooling and Servicing Agreement has been duly authorized by the Board of Directors of the Company and the Board of Directors of the Seller and duly executed and delivered by the Company, the Seller and the Trustee and constitutes the valid and binding obligation of the Company and the Seller.

         2. The Certificates have been duly executed and delivered in accordance with the terms of the Pooling and Servicing Agreement and are legally and validly issued, and the holders of such Certificates are entitled to the benefits of the Pooling and Servicing Agreement.

         The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

                  (b) Our opinions above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  (c) Minnesota Statutes ss. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.
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                      [Letterhead of Dorsey & Whitney LLP]

Conseco Finance Corp.
Conseco Finance Securitizations Corp.
December 18, 2001
Page 2


         Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement comprising part of the Registration Statement.

Dated:  December 18, 2001

                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP

CFS